EXHIBIT 10.30
CAPELLA HOLDINGS, INC.
FORM OF REDEMPTION AGREEMENT
     THIS REDEMPTION AGREEMENT (“Agreement”) is made and entered into this _____ day of _______ 2011, by and between Capella Holdings, Inc., a Delaware corporation (the “Company”), and ______________ (“Executive”) a resident of the State of Tennessee.
     WHEREAS, Executive acquired _____________ shares of the Company’s [common/preferred] stock pursuant to the terms of a Senior Management Agreement, dated ___________, 20__, as amended (“Senior Management Agreement”), that sets forth the terms of such acquisition, including conditions of a substantial risk of forfeiture of such [common/preferred] stock, and sets forth the terms of the Executive’s employment with Capella Healthcare, Inc., a Delaware corporation;
     WHEREAS, Executive timely elected to include the value of the shares acquired under the Senior Management Agreement as ordinary income at the time of acquisition, less the price paid to acquire such shares, pursuant to Section 83(b) of the Internal Revenue Code, and properly filed the required notices of such election;
     WHEREAS, Executive acquired such shares, in whole or in part, by incurring indebtedness to the Company or to a third-party in the amount of $______________; and
     WHEREAS, the Company desires to redeem and Executive desires to sell ___________ shares of the common stock of the Company (the “Redeemed Shares”) in order to permit the Executive to fully repay the indebtedness that was incurred upon acquisition of the common stock and, as necessary, provide cash to the Executive to pay taxes on the capital gain that may result from the redemption;
     NOW, THEREFORE, based upon the foregoing premises and the covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Redemption. On and subject to the terms contained in this Agreement, for and in consideration of a total of $_____________ (the “Redemption Price”) and the covenants, representations, restrictions and obligations set forth in this Agreement, the Executive hereby assigns, transfers and conveys to the Company the Redeemed Shares and all of the Executive’s right, title and interest in the Redeemed Shares effective as of the Closing (as defined below).
          (i) The Redemption Price shall be paid as follows: [at Closing, cancellation of Executive’s indebtedness to the Company represented by a promissory note referenced in the Senior Management Agreement and in the original principal amount of $____________, and satisfaction of all interest due thereunder;] [and/or] [no later than July __, 2011, payment of cash in the amount of $____________ to the Executive by check or wire transfer of funds].
          (ii) Subject to the satisfaction or written waiver by the appropriate party of all of the conditions precedent to closing specified in this Agreement, the consummation of the purchase and sale of Redeemed Shares hereunder (the “Closing”) shall take place in Nashville, Tennessee at the offices of Waller Lansden Dortch & Davis, LLP as of the close of business on

___________, 2011, or such other place, time or date as the parties hereto agree otherwise, to be effective as of May 31, 2011.
     2. Delivery of Certificates. Upon execution of this Agreement and as a condition to the Company redeeming the Redeemed Shares and delivering the Redemption Price, Executive shall surrender to the Company the certificates representing the Redeemed Shares that are held by Executive or are in the custody of the Company on Executive’s behalf, if any, and any other evidence of ownership. Such certificates shall be properly endorsed for transfer or shall be accompanied by a stock power duly executed by Executive for transfer to the Company.
     3. Representations and Warranties of Executive. Executive hereby represents and warrants that as of the date of this Agreement: (i) he is the sole owner of the Redeemed Shares; (ii) all of the Redeemed Shares are and will be free and clear of liens, claims, restrictions, adverse rights or encumbrances of any kind; (iii) he has the right and authority to transfer the Redeemed Shares to the Company; (iv) he has full power and authority to execute, deliver and perform his obligations under this Agreement and, when executed and delivered by him, this Agreement shall constitute the valid and binding legal obligation of him enforceable in accordance with the terms hereof; and (v) the execution and delivery of this Agreement, and the performance of Executive’s obligations hereunder, will not constitute a breach, violation of, default or cause acceleration of performance under any contract, lease, bond, mortgage, indenture or other agreement to which he is a party or by which he and his assets are bound.
     4. Representations and Warranties of Company. The Company hereby represents and warrants that: (i) its execution and delivery of this Agreement, and its performance of the transactions contemplated hereby, will not constitute a breach, violation of, default or cause acceleration of performance under any contract, lease, bond, mortgage, indenture or other agreement to which the Company is a party or by which it and its assets are bound; (ii) the Company is not aware of any fact, circumstance, condition or other circumstance, whether pending or threatened, which is unknown by Executive and which might have any material effect, whether positive or negative, upon the financial condition of the Company or its business operations. To the best of the Company’s knowledge, information and belief, the financial statements, tax returns and other financial books and records of the Company are true and correct in all material respects.
     5. Acknowledgement. Executive and the Company each acknowledge that they have had the opportunity to obtain independent legal advice regarding the terms and conditions of this Agreement. Executive and the Company each acknowledge that they believe that the Redemption Price is fair and reasonable taking into account the percentage of ownership represented by the Redeemed Shares, the current financial condition of the Company, the current prospects for the Company and its business operations, and the absence of any known or anticipated material events which might affect the valuation of the Redeemed Shares.
     6. Cooperation; Deliveries. The parties agree that they will fully cooperate with each other in connection with any steps required to be taken as part of their obligations under this Agreement, and to effect the redemption by the Company of the Redeemed Shares, including the execution and delivery of such documents and the taking of such action as shall reasonably be requested by one party or the other.

     7. Conditions to Performance. The obligation of the Company to perform hereunder shall be conditioned upon Executive’s surrender to the Company of the certificates representing the Redeemed Shares that are held by Executive or are in the custody of the Company on Executive’s behalf, if any, and any other evidence of ownership. The obligation of Executive to perform hereunder shall be conditioned upon delivery by the Company of the Redemption Price.
     8. Entire Agreement. Other than the Senior Management Agreement, this Agreement constitutes the entire agreement between the parties with respect to its subject matter and may not be modified or amended orally.
     9. Assignment. The rights and benefits of Executive under this Agreement, are personal to him and shall not be assignable. Discharge of Executive’s undertakings shall be an obligation of Executive’s executors, administrators, or other legal representatives or heirs.
     10. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     11. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall be one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.
     12. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties and their respective heirs, successors and assigns.
     13. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.
[Execution Page Follows]

EXECUTION PAGE
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date stated above to be effective as of the close of business, May 31, 2011.

CAPELLA HOLDINGS, INC.

By:

Title:

EXECUTIVE

[Name]

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